Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of Kama Resources Inc. of our report dated July 9, 2012, relating to the financial statements of the quarter ended April 30, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 9, 2012